UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2013

United Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-33367	77-0575839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

21301 Burbank Boulevard Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 287-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry Into a Material Definitive Agreement.

On July 17, 2013, United Online, Inc.’s (the “Company”) wholly-owned subsidiary, FTD Companies, Inc., a Delaware corporation (“FTD”), entered into a Credit Agreement (the “Credit Agreement”) by and among FTD, Interflora British Unit (“Interflora”), a company incorporated under the laws of England and Wales and which is an indirect wholly owned subsidiary of FTD, the material wholly-owned domestic subsidiaries of FTD party thereto as guarantors, the financial institutions party thereto from time to time, Bank of America Merrill Lynch and Wells Fargo Securities, LLC, as joint lead arrangers and book managers, and Bank of America, N.A., as administrative agent for the lenders.  The Credit Agreement provides FTD with a $350 million five-year secured revolving credit facility and certain other financial accommodations including letters of credit.  The Credit Agreement provides that Interflora may borrow up to $30 million under the Credit Agreement and that up to $100 million of the credit facility may be provided in Euros or Sterling.

The obligations under the Credit Agreement will be guaranteed by FTD’s material wholly-owned domestic subsidiaries (collectively with FTD, the “U.S. Loan Parties”).  In addition, the obligations under the Credit Agreement will be secured by a lien on substantially all of the assets of the U.S. Loan Parties, including a pledge of all of the outstanding capital stock of certain direct subsidiaries of the U.S. Loan Parties (except with respect to foreign subsidiaries and certain domestic subsidiaries whose assets consist primarily of foreign subsidiary equity interests, in which case such pledge shall be limited to 66% of the outstanding capital stock).  Interflora’s obligations under the Credit Agreement will be guaranteed by the U.S. Loan Parties.  Inteflora’s liability under the Credit Agreement will be limited to direct borrowings of Interflora and related liabilities and Interflora will not be guaranteeing any obligations of FTD under the Credit Agreement.

The interest rates set forth in the Credit Agreement are either a base rate plus a margin ranging from 0.50% per annum to 1.25% per annum, or LIBOR plus a margin ranging from 1.50% per annum to 2.25% per annum, calculated according to FTD’s net leverage ratio. The initial base rate margin is 0.75% per annum and the initial LIBOR margin is 1.75% per annum.  In addition, FTD will pay a commitment fee ranging from 0.20% per annum to 0.35% per annum on the unused portion of the credit facility.  The Credit Agreement contains customary representations and warranties, events of default, affirmative covenants and negative covenants, that will, among other things, require FTD and its subsidiaries to maintain compliance with a maximum net leverage ratio and a minimum interest coverage ratio, and will impose restrictions and limitations on, among other things, investments, dividends, and asset sales, and FTD’s and its subsidiaries’ ability to incur additional debt and additional liens.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The description above of the Credit Agreement is qualified in its entirety by the complete text of the Credit Agreement.

Item 1.02.                                          Termination of a Material Definitive Agreement.

On July 17, 2013, FTD repaid in full all outstanding loans and revolving loans under the Credit Agreement, dated as of June 10, 2011 (the “2011 Credit Agreement”), by and among FTD Group, Inc., a Delaware corporation, the financial institutions party thereto from time to time, and Wells Fargo Bank, National Association, as administrative agent for the lenders.  No penalties were paid in connection with such repayments.  The repayment of obligations under the 2011 Credit Agreement was financed in part with the proceeds of $220 million of revolving loan borrowings under the Credit Agreement described in Item 1.01.

The foregoing description of the 2011 Credit Agreement is not complete and is qualified in its entirety by reference to the 2011 Credit Agreement, which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2011, which is incorporated herein by reference.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01.                                        Other Events.

On July 18, 2013, the Board of Directors of the Company scheduled a special meeting of stockholders of the Company to be held on September 5, 2013, at 10:30 a.m. local time, at the Company’s principal executive offices located at 21301 Burbank Boulevard, Woodland Hills, California 91367, and has set the close of business on July 19, 2013 as the record date for determining the stockholders entitled to notice of and to vote at the special meeting.  At the special meeting, the stockholders of the Company will consider proposals to:

•                  authorize the Board of Directors to effect a reverse stock split of the common stock of the Company in a ratio of 1-for-3, 1-for-4, 1-for-5, 1-for-6, or 1-for-7, to be determined by the Board of Directors;

•                  approve a corresponding amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the reverse stock split and to reduce proportionately the total number of shares of common stock that the Company is authorized to issue; and

•                  to approve the adoption and implementation of the Company’s 2010 Employee Stock Purchase Plan.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
10.1

Credit Agreement dated as of July 17, 2013 by and among FTD Companies, Inc., a Delaware corporation, Interflora British Unit, a company incorporated under the laws of England and Wales, the material wholly-owned domestic subsidiaries of FTD party thereto as guarantors, the financial institutions party thereto from time to time, Bank of America Merrill Lynch and Wells Fargo Securities, LLC, as joint lead arrangers and book managers, and Bank of America, N.A., as administrative agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2013	UNITED ONLINE, INC.

	BY:	/s/ Neil P. Edwards
Neil P. Edwards
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Credit Agreement dated as of July 17, 2013 by and among FTD Companies, Inc., a Delaware corporation, Interflora British Unit, a company incorporated under the laws of England and Wales, the material wholly-owned domestic subsidiaries of FTD party thereto as guarantors, the financial institutions party thereto from time to time, Bank of America Merrill Lynch and Wells Fargo Securities, LLC, as joint lead arrangers and book managers, and Bank of America, N.A., as administrative agent for the lenders.